Exhibit 10.114
COMPUWARE CORPORATION
2002 DIRECTORS PHANTOM STOCK PLAN
AMENDMENT NO. 2
          The Compuware Corporation 2002 Directors Phantom Stock Plan (the “Plan”) is hereby amended on November 6, 2008 as follows:
     1. The reference to “Section 6(a)” in the second sentence of Section 3 shall be deleted.
     2. Section 6(a) shall be amended and restated in its entirety as follows:
“[RESERVED]”.
     3. The first sentence of Section 7 shall be amended to read as follows:
     Upon the vesting of any Phantom Shares, the Company shall pay the Value of such vested Phantom Shares in cash to the Participant no later than thirty (30) days following the Vesting date.
     4. The phrase “Subject to Section 409A of the Internal Revenue Code of 1986 (“Section 409A”),” shall be added to the beginning of the first sentence in Section 8 of the Plan.
     5. A new Section 14 shall be added to read as follows:
     SECTION 409A. Notwithstanding any provision in this Plan or Agreement, the Plan and any Agreements shall be subject to amendment, with or without the advance notice to Participants and other interested parties, and on a prospective and retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Participants and other interested parties, to the extent necessary to effect compliance with Code Section 409A. Each of the Awards under this Plan and their respective Agreements are intended either to be exempt from Code Section 409A or to comply with Code Section 409A. The Company does not assume responsibility for compliance with Code Section 409A. The Participant is responsible for any additional tax, interest or penalties under Code Section 409A arising out of payments under this Plan.
     6. Exhibit A to the Plan, “Phantom Share Award Agreement (Automatic Annual Grant Version),” and all references to this Exhibit A in the Plan shall be deleted.

     Except as specifically modified herein, the remaining provisions of the Plan remain in full force and effect.

COMPUWARE CORPORATION
By:	/s/ Daniel S. Follis
Daniel S. Follis
General Counsel & Secretary